Exhibit 11
Statement RE:  Computation of Per Share Earnings

                                                          Year Ended November 30,
                                                        1995        1994        1993
                                                 (Amounts in thousands,except per share data)
PRIMARY
    Average shares outstanding                         10,093       8,382       8,135
    Net effect of dilutive stock options and
       warrants based on the treasury stock
       method using average market price                  449         676         229

                                               TOTAL   10,542       9,058       8,364

Income before extraordinary item
    and cumulative effect of change in
    accounting principle                               $1,089      $1,613        $191

Income before cumulative effect of
    change in accounting principle                     $1,089      $1,613        $233

Net income                                             $1,089      $1,613        $233

Income per share before extraordinary item
    and cumulative effect of change in
    accounting principle                                   $0          $0          $0
Extraordinary item                                       0.00        0.00        0.01
Cumulative effect of change in accounting
    principle                                            0.00        0.04        0.00

Net income per share                                       $0          $0          $0

FULLY DILUTED
    Average shares outstanding                         10,093       8,382       8,135
    Net effect of dilutive stock options and

    warrants based on the treasury stock
    method using the year-end market price,
    if higher than average market price                   479         711         705
                                               TOTAL   10,572       9,093       8,840



Income before extraordinary item
    and cumulative effect of change in
    accounting principle                               $1,089      $1,613        $191

Income before cumulative effect of
    change in accounting principle                     $1,089      $1,613        $233
Net income                                             $1,089      $1,613        $233

Income per share before extraordinary item
    and cumulative effect of change in
    accounting principle                                   $0          $0          $0
Extraordinary item                                       0.00        0.00        0.01

Cumulative effect of change in accounting
    principle                                            0.00        0.04        0.00
Net income per share                                       $0          $0          $0

                                     Exhibit 11